UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2020

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STEELCASE INC.

(Exact name of registrant as specified in its charter)

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Michigan	1-13873	38-0819050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 44th Street SE

Grand Rapids, Michigan 49508

(Address of Principal Executive Offices) (Zip Code)

(616) 247-2710

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SCS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

Steelcase Inc. (the "Company") reported its fourth quarter fiscal year 2020 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto. Members of the public are invited to listen to the Company's webcast conference call on March 25, 2020, at 8:30 a.m. Eastern time through the link at ir.steelcase.com. A replay of the webcast will also be accessible through the Company's website.

The earnings release contains non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the condensed consolidated statements of income, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The non-GAAP financial measures used within the Company's earnings release are: (1) organic revenue growth (decline), which represents the change in revenue excluding estimated currency translation effects, the impacts of acquisitions and divestitures and the impact of the additional week in fiscal year 2020; and (2) adjusted earnings per share, which represents earnings per share excluding (a) charges related to the early retirement of debt and the related income tax effects, (b) charges related to a multi-employer pension plan and the related variable compensation and income tax effects, and (c) the gain on the sale of PolyVision Corporation and the related variable compensation and income tax effects. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Item 2.02 and Item 7.01 to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered "filed" or incorporated by reference therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 18, 2020, the Company borrowed $185 million under its committed unsecured revolving credit facility, and on March 23, 2020, the Company borrowed an additional $65 million under the facility; both borrowings have an initial rate of interest equal to 3.25% per annum. The credit facility is governed by the terms of the Third Amended and Restated Credit Agreement, dated as of February 27, 2020, among the Company and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and Wells Fargo Bank, National Association, as Co-Syndication Agents; HSBC Bank USA, National Association, as Documentation Agent; and certain other lenders, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2020.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 23 and 24, 2020, the Company's Board of Directors and the Compensation Committee of the Board of Directors approved the following management-recommended actions, effective as of March 30, 2020: (1) the annual base salary of the Company's President and Chief Executive Officer will reduce to $1 and (2) the annual base salary of each of the other executive officers of the Company who were named in the Summary Compensation Table of the Company's Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on May 29, 2019, will decrease by 60%.

Item 7.01. Regulation FD Disclosure.

On March 24, 2020, the Company's Board of Directors approved a 40% decrease in the annual board retainer of the Board Chair and the other non-employee members of the Company's Board of Directors, and the remaining portion of the annual board retainers will be paid 100% in either the Company's Class A Common Stock or a deemed investment in the Company's Class A Common Stock under the Company's Non-Employee Director Deferred Compensation Plan. The Board of Directors also eliminated the additional annual retainer paid to the members of the Audit Committee. These changes will take effect on March 30, 2020.

The Company has updated its investor presentation and will make it available on the Company's website at ir.steelcase.com. The Company uses this presentation from time to time when Company executives interact with investors and analysts to discuss the Company's business strategies and long-term goals.

Item 9.01. Financial Statements and Exhibits.

(d) EXHIBITS.

Exhibit Number	Description

99.1	Earnings Release - Fourth Quarter Ended February 28, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEELCASE INC.

Date: March 24, 2020	By:	/s/ David C. Sylvester
David C. Sylvester
Senior Vice President, Chief Financial Officer
(Duly Authorized Officer and Principal Accounting Officer)